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                                                                    Exhibit 99.2



                                                      CONTACTS: Thomas E. Hoppin
                                                                             CSX
                                                                  (804) 782-1450

                                                                     Robert Fort
                                                                Norfolk Southern
                                                                  (757) 629-2710

FOR IMMEDIATE RELEASE
June 3, 1997


                              CSX AND NORFOLK SOUTHERN ANNOUNCE
                                CONSUMMATION OF CONRAIL MERGER

RICHMOND and NORFOLK, Va. -- CSX Corporation (NYSE: CSX) and Norfolk Southern Corporation (NYSE: NSC) announced today that a jointly controlled company has been merged with and into Conrail Inc. The merger was effective June 2. Pursuant to the merger, all Conrail shares not owned by CSX, Norfolk Southern, Conrail, or their respective affiliates were converted into the right to receive $115 cash per share, and the remaining Conrail shares were cancelled. Transmittal documents will be mailed promptly to shareholders entitled to receive the merger payment. Following the merger, CSX and Norfolk Southern indirectly own all of the shares of the surviving corporation (named Conrail Inc.) which will be held in a joint voting trust pending federal regulatory approval.